                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration statement.

                                          /S/ ARTHUR ANDERSEN & CO.

                                          ARTHUR ANDERSEN & CO.
Detroit, Michigan
April 4, 1994